Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$3,067,751
Unrealized Gain (Loss) on Market Value of Commodity Futures	(6,787,641)
Dividend Income	159,023
Interest Income	159,696
ETF Transaction Fees	700
Total Income (Loss)	$(3,400,471)

Expenses
General Partner Management Fees	$38,163
Professional Fees	20,399
Brokerage Commissions	4,187
Directors' Fees and insurance	2,563
License fees	954
Total Expenses	$66,266
Net Income (Loss)	$(3,466,737)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 9/1/23	$73,939,499
Additions (100,000 Shares)	7,202,329
Net Income (Loss)	(3,466,737)

Net Asset Value End of Month	$77,675,091
Net Asset Value Per Share (1,150,000 Shares)	$67.54

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596